SENSATA TECHNOLOGIES REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Swindon, United Kingdom – April 29, 2024 - Sensata Technologies (NYSE: ST), a global industrial technology company and leading provider of sensors, sensor-rich solutions and electrical protection devices used in mission-critical systems that create valuable business insights for customers, today announced financial results for its first quarter ended March 31, 2024.

“We are pleased to report a solid start to 2024, with first quarter revenue and adjusted operating margins towards the high end of our guidance range,” said Jeff Cote, CEO and President of Sensata. "We are the trusted electrification partner of choice as evidenced by more than $1.3 billion in electrification wins during the past three years and our safe and efficient capabilities remain a durable, proven, and profitable business driving value for our shareholders."
Operating Results - First Quarter
Operating results for the first quarter of 2024 compared to the first quarter of 2023 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $1,006.7 million, an increase of $8.5 million, or 0.9%, compared to $998.2 million in the first quarter of 2023.
•On a constant currency basis, revenue increased 2.3% as compared to the first quarter of 2023.
Operating income:
•Operating income was $144.8 million, or 14.4% of revenue, a decrease of $4.1 million, or 2.7%, compared to operating income of $148.8 million, or 14.9% of revenue, in the first quarter of 2023.
•Adjusted operating income was $188.5 million, or 18.7% of revenue ($197.6 million or 19.4% of revenue on a constant currency basis), a decrease of $4.4 million, or 2.3%, compared to adjusted operating income of $192.9 million, or 19.3% of revenue, in the first quarter of 2023.
Earnings per share:
•Earnings per share was $0.50, a decrease of $0.06, or 10.7%, compared to earnings per share of $0.56 in the first quarter of 2023.
•Adjusted earnings per share was $0.89, a decrease of $0.03, or 3.3% ($0.93 or an increase of 1.1% on a constant currency basis), compared to adjusted earnings per share of $0.92 in the first quarter of 2023.

Sensata generated $106.5 million of operating cash flow in the first quarter of 2024, compared to $96.9 million in the prior year period. Sensata's free cash flow totaled $64.4 million in the first quarter of 2024, compared to $60.0 million in the prior year period.
During the first quarter of 2024, Sensata returned approximately $28.1 million to shareholders, including $18.1 million through its quarterly dividend of $0.12 per share paid on February 28, 2024, and approximately $10.1 million of shares repurchased.
Guidance
For the second quarter of 2024, Sensata expects revenue of $1,025 to $1,055 million and adjusted EPS of $0.89 to $0.95.

Q2-2024 Guidance
$ in millions, except EPS	Q2-24 Guidance	Q2-23	Y/Y Change
Revenue	$1,025 - $1,055	$1,062.1	(3%) - (1%)
organic growth			(2%) - 1%
Adjusted Operating Income	$192 - $202	$205.7	(7%) - (2%)
Adjusted Net Income	$134 - $144	$149.2	(10%) - (4%)
Adjusted EPS	$0.89 - $0.95	$0.97	(8%) - (2%)
Versus the prior year period, Sensata expects that changes in foreign currency exchange rates will decrease revenue by approximately $13 million at the midpoint and decrease adjusted EPS by approximately $0.02 at the midpoint in the second quarter of 2024.
Conference Call and Webcast
Sensata will conduct a conference call today at 4:30 p.m. Eastern Time to discuss its first quarter 2024 financial results and its outlook for the second quarter of 2024. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Q1 2024 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until May 6, 2024. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 2357389.
About Sensata Technologies
Sensata Technologies is a global industrial technology company striving to create a cleaner, more efficient, electrified and connected world. Through its broad portfolio of sensors, electrical protection components and sensor-rich solutions which create valuable business insights, Sensata helps its customers address increasingly complex engineering and operating performance requirements. With more than 21,000 employees and global operations in 16 countries, Sensata serves customers in the automotive, heavy vehicle & off-road, industrial, and aerospace markets. Learn more at www.sensata.com and follow Sensata on LinkedIn, Facebook, X and Instagram.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by/(used in) operating activities less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, net, provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) deferred gain or loss on derivative instruments. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Gross leverage ratio is defined as gross debt divided by last twelve months (LTM) adjusted EBITDA. We believe that gross leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.

Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by last twelve months (LTM) adjusted EBITDA. We believe the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to public health crises, instability and changes in the global markets, supplier interruption or non-performance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our quarterly reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended March 31,
	2024	2023
Net revenue	$1,006,709	$998,175
Operating costs and expenses:
Cost of revenue	689,260	670,471
Research and development	45,314	45,939
Selling, general and administrative	88,046	86,150
Amortization of intangible assets	38,515	40,774
Restructuring and other charges, net	782	5,999
Total operating costs and expenses	861,917	849,333
Operating income	144,792	148,842
Interest expense	(38,395)	(48,791)
Interest income	3,738	8,700
Other, net	(11,544)	1,392
Income before taxes	98,591	110,143
Provision for income taxes	22,570	23,726
Net income	$76,021	$86,417

Net income per share:
Basic	$0.51	$0.57
Diluted	$0.50	$0.56

Weighted-average ordinary shares outstanding:
Basic	150,480	152,518
Diluted	150,921	153,324

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$460,359	$508,104
Accounts receivable, net of allowances	760,092	744,129
Inventories	720,628	713,485
Prepaid expenses and other current assets	157,441	136,686
Total current assets	2,098,520	2,102,404
Property, plant and equipment, net	883,851	886,010
Goodwill	3,542,725	3,542,770
Other intangible assets, net	845,555	883,671
Deferred income tax assets	127,491	131,527
Other assets	117,808	134,605
Total assets	$7,615,950	$7,680,987

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt, finance lease and other financing obligations	$2,340	$2,276
Accounts payable	469,342	482,301
Income taxes payable	33,762	32,139
Accrued expenses and other current liabilities	288,525	307,002
Total current liabilities	793,969	823,718
Deferred income tax liabilities	361,172	359,073
Pension and other post-retirement benefit obligations	38,053	38,178
Finance lease and other financing obligations, less current portion	22,587	22,949
Long-term debt, net	3,375,511	3,373,988
Other long-term liabilities	49,824	66,805
Total liabilities	4,641,116	4,684,711
Total shareholders' equity	2,974,834	2,996,276
Total liabilities and shareholders' equity	$7,615,950	$7,680,987

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$76,021	$86,417
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	33,523	30,948
Amortization of debt issuance costs	1,562	1,734
Gain on sale of business	—	(5,877)
Share-based compensation	8,133	7,206
Loss on debt financing	—	485
Amortization of intangible assets	38,515	40,774
Deferred income taxes	2,574	6,491
Loss on equity investments, net	13,287	—
Unrealized (gain)/loss on derivative instruments and other	(4,184)	3,107
Changes in operating assets and liabilities, net of effects of acquisitions	(62,944)	(71,397)
Acquisition-related compensation payments	—	(3,000)
Net cash provided by operating activities	106,487	96,888

Cash flows from investing activities:
Additions to property, plant and equipment and capitalized software	(42,130)	(36,882)
Proceeds from the sale of business, net of cash sold	—	14,000
Net cash used in investing activities	(42,130)	(22,882)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	—	2,762
Payment of employee restricted stock tax withholdings	(129)	(123)
Payments on debt	(279)	(250,944)
Dividends paid	(18,056)	(16,777)
Payments to repurchase ordinary shares	(10,052)	—
Purchase of noncontrolling interest in joint venture	(79,393)	—
Payments of debt financing costs	(39)	(308)
Net cash used in financing activities	(107,948)	(265,390)
Effect of exchange rate changes on cash and cash equivalents	(4,154)	—
Net change in cash and cash equivalents	(47,745)	(191,384)
Cash and cash equivalents, beginning of period	508,104	1,225,518
Cash and cash equivalents, end of period	$460,359	$1,034,134

Segment Performance

	For the three months ended March 31,
$ in 000s	2024	2023
Performance Sensing (1)
Revenue	$713,318	$667,762
Operating income	$185,132	$169,066
% of Performance Sensing revenue	26.0%	25.3%

Sensing Solutions
Revenue	$257,839	$283,450
Operating income	$72,479	$84,020
% of Sensing Solutions revenue	28.1%	29.6%

Other (1)
Revenue	$35,552	$46,963
Operating income	$6,781	$4,970
% of Other revenue	19.1%	10.6%
(1)    In the first quarter of 2024, we moved Insights from Performance Sensing, creating another operating segment, which is reported in "Other". We recast Performance Sensing to exclude Insights. Prior year amounts in the above table have been recast to reflect this realignment, which was effective as of January 1, 2024.

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended March 31,
	2024	2023
Performance Sensing (1)	70.9%	66.9%
Sensing Solutions	25.6%	28.4%
Other (1)	3.5%	4.7%
Total	100.0%	100.0%

(percent of total revenue)	For the three months ended March 31,
	2024	2023
Americas	42.6%	45.3%
Europe	28.3%	27.2%
Asia/Rest of World	29.1%	27.5%
Total	100.0%	100.0%

(percent of total revenue)	For the three months ended March 31,
	2024	2023
Automotive	55.9%	52.6%
Heavy vehicle and off-road(1)	18.8%	17.5%
Industrial	12.4%	14.9%
Appliance and HVAC	4.7%	4.8%
Aerospace	4.6%	4.4%
All other (1)	3.6%	5.8%
Total	100.0%	100.0%
(1)    Effective January 1, 2024 we moved Insights from the Heavy vehicle off-road operating segment within Performance Sensing, creating another operating segment, which is reported in "Other". Additionally, we moved the Insights business to the "other" end market. Prior year information in the tables above has been recast to reflect this realignment.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended March 31, 2024
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$144,792	14.4%	$22,570	$76,021	$0.50
Non-GAAP adjustments:
Restructuring related and other	2,394	0.2%	(575)	1,819	0.01
Financing and other transaction costs (1)	4,351	0.4%	110	17,748	0.12
Step-up depreciation and amortization	37,378	3.7%	—	37,378	0.25
Deferred gain on derivative instruments	(375)	(0.0%)	282	(1,192)	(0.01)
Amortization of debt issuance costs	—	—%	—	1,562	0.01
Deferred taxes and other tax related	—	—%	1,286	1,286	0.01
Total adjustments	43,748	4.3%	1,103	58,601	0.39
Adjusted (non-GAAP)	$188,540	18.7%	$21,467	$134,622	$0.89
(1)    Includes a $14.8 million mark-to-market loss on an equity investment held under the measurement alternative due to an observable marketplace transaction. This loss is presented in other, net on the condensed consolidated statement of operations

($ in thousands, except per share amounts)	For the three months ended March 31, 2023
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$148,842	14.9%	$23,726	$86,417	$0.56
Non-GAAP adjustments:
Restructuring related and other	2,941	0.3%	(672)	2,269	0.01
Financing and other transaction costs	4,248	0.4%	2,874	7,607	0.05
Step-up depreciation and amortization	39,130	3.9%	—	39,130	0.26
Deferred gain on derivative instruments	(2,250)	(0.2%)	853	(3,296)	(0.02)
Amortization of debt issuance costs	—	—%	—	1,734	0.01
Deferred taxes and other tax related	—	—%	6,791	6,791	0.04
Total adjustments	44,069	4.4%	9,846	54,235	0.35
Adjusted (non-GAAP)	$192,911	19.3%	$13,880	$140,652	$0.92

Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended March 31,
	2024	2023
Cost of revenue	$1,154	$(2,778)
Selling, general and administrative	4,685	1,772
Amortization of intangible assets	37,127	39,076
Restructuring and other charges, net	782	5,999
Operating income adjustments	43,748	44,069
Interest expense, net	1,562	1,734
Other, net (1)	12,188	(1,414)
Provision for income taxes	1,103	9,846
Net income adjustments	$58,601	$54,235
(1)    The three months ended March 31, 2024 includes a $14.8 million mark-to-market loss on an equity investment held under the measurement alternative due to an observable marketplace transactions.
Free cash flow

	For the three months ended March 31,
($ in thousands)	2024	2023	% △
Net cash provided by operating activities	$106,487	$96,888	9.9%
Additions to property, plant and equipment and capitalized software	(42,130)	(36,882)	(14.2%)
Free cash flow	$64,357	$60,006	7.3%

Adjusted corporate and other expenses

	For the three months ended March 31,
(in thousands)	2024	2023
Corporate and other expenses (GAAP)	$(80,303)	$(62,441)
Restructuring related and other	2,567	(1,429)
Financing and other transaction costs	3,396	2,619
Step-up depreciation and amortization	251	54
Deferred gain on derivative instruments	(375)	(2,250)
Total adjustments	5,839	(1,006)
Adjusted corporate and other expenses (non-GAAP)	$(74,464)	$(63,447)

Adjusted EBITDA

		For the three months ended March 31,
(in thousands)	LTM	2024	2023
Net income	$(14,305)	$76,021	$86,417
Interest expense, net	145,426	34,657	40,091
Provision for income taxes	20,595	22,570	23,726
Depreciation expense	135,680	33,523	30,948
Amortization of intangible assets	171,601	38,515	40,774
EBITDA	458,997	205,286	221,956
Non-GAAP Adjustments
Restructuring related and other	410,947	2,394	2,941
Financing and other transaction costs	34,397	17,638	4,733
Deferred loss/(gain) on derivative instruments	669	(1,474)	(4,149)
Adjusted EBITDA	$905,010	$223,844	$225,481
Net debt and leverage

	As of
($ in thousands)	March 31, 2024	December 31, 2023
Current portion of long-term debt and finance lease obligations	$2,340	$2,276
Finance lease obligations, less current portion	22,587	22,949
Long-term debt, net	3,375,511	3,373,988
Total debt and finance lease obligations	3,400,438	3,399,213
Less: discount, net of premium	(1,230)	(1,568)
Less: deferred financing costs	(23,259)	(24,444)
Total gross indebtedness	3,424,927	3,425,225

Adjusted EBITDA (LTM)	$905,010	$906,647
Gross leverage ratio	3.8	3.8

Total gross indebtedness	3,424,927	3,425,225
Less: cash and cash equivalents	460,359	508,104
Net debt	$2,964,568	$2,917,121

Adjusted EBITDA (LTM)	$905,010	$906,647
Net leverage ratio	3.3	3.2

Guidance

	For the three months ending June 30, 2024
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$140.5	$145.0	$77.0	$80.3	$0.50	$0.53
Restructuring related and other	12.0	15.0	12.0	15.0	0.08	0.10
Financing and other transaction costs	2.5	4.0	2.5	4.0	0.02	0.03
Step-up depreciation and amortization	37.0	38.0	37.0	38.0	0.24	0.25
Deferred (gain)/loss on derivative instruments(1)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	1.5	1.7	0.01	0.01
Deferred taxes and other tax related	—	—	4.0	5.0	0.03	0.03
Non-GAAP	$192.0	$202.0	$134.0	$144.0	$0.89	$0.95
Weighted-average diluted shares outstanding (in millions)					151.3	151.3
(1)    We are unable to predict movements in commodity prices and, therefore, the impact of mark-to-market adjustments on our commodity forward contracts to our projected operating results. In prior periods such adjustments have been significant to our reported GAAP earnings.

# # #
Media & Investor Contact:
Alexia Taxiarchos
(508) 236-1761
ataxiarchos@sensata.com
investors@sensata.com